(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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LUMENIS LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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- A -

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- B -

LUMENIS LTD.

Yokneam Industrial Park
Yokneam, Israel, 20692

September 24, 2004

Dear Shareholder:

You are cordially invited to attend a Special General Meeting of Shareholders of Lumenis Ltd. (“Lumenis” or the “Company”) on October 22, 2004, beginning at 9:00 a.m. local time, at the offices of Moses & Singer LLP, 1301 Avenue of the Americas, 40th floor, New York, NY 10019. We look forward to greeting as many of you as can attend the Special General Meeting.

        Holders of the Company’s ordinary shares are being asked to vote on the matters listed in the enclosed Notice of Special General Meeting of shareholders. Your Board of Directors recommends a vote “FOR” the matters set forth in the notice.

        Whether or not you plan to attend the Special General Meeting, it is important that your ordinary shares be represented and voted at the Special General Meeting. Accordingly, after reading the enclosed Notice of Special General Meeting and accompanying Proxy Statement, please sign, date and mail the enclosed proxy card in the envelope provided. Shareholders of record can also vote their shares by using the Internet or by facsimile. Instructions for using this convenient service are set forth on the enclosed proxy card.

Very truly yours,

Prof. Jacob A. Frenkel
Chairman of the Board of Directors

- C -

LUMENIS LTD.
NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

To the Shareholders of Lumenis Ltd.:

The Special General Meeting of Shareholders of Lumenis Ltd. (“Lumenis” or the “Company”) will be held on October 22, 2004 at 9:00 a.m. local time, at the offices of Moses & Singer LLP, 1301 Avenue of the Americas, 40th floor, New York, NY 10019, for the following purposes:

1.	To ratify the appointment of Ziv Haft Certified Public Accountants (Isr.), a BDO member firm (“BDO Ziv Haft”), as the Company’s independent auditors until the next Annual General Meeting of Shareholders, to audit the consolidated financial statements of the Company and its subsidiaries and provide any related work and services, and to authorize the Audit Committee and Board of Directors of the Company to determine the level of compensation of the independent auditors (“Proposal 1”).

2.	To ratify, confirm and approve the grant to Mr. Avner Raz of options to purchase up to 425,000 Ordinary Shares of the Company (“Proposal 2”).

3.	To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

        Only shareholders of record at the close of business on September 23, 2004 are entitled to notice of, and to vote at, the meeting.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL GENERAL MEETING AND REGARDLESS OF THE NUMBER OF ORDINARY SHARES YOU OWN, YOU ARE REQUESTED TO VOTE BY FILLING IN, DATING AND SIGNING THE ENCLOSED PROXY AND MAILING IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, OR BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY TO VOTE YOUR PROXY BY INTERNET OR BY FACSIMILE. THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

        If you are present at the Special General Meeting and desire to vote in person, you may revoke your appointment of proxy at the meeting so that you may vote your shares personally.

By Order of the Board of Directors, —————————————— Avner Raz President and Chief Executive Officer

Yokneam, Israel, September 24, 2004

- D -

LUMENIS LTD.
Yokneam Industrial Park
Yokneam, Israel, 20692.

PROXY STATEMENT

Table of Contents

QUESTIONS AND ANSWERS	2
GENERAL INFORMATION	6
The Proxy	6
Shareholders Entitled to Vote	6
Quorum;Required Vote	7
Proxy Solicitation	7
Shareholder Duties	8
PROPOSAL 1 - RATIFICATION OF THE APPOINTMENT OF BDO ZIV HAFT AS THE COMPANY'S INDEPENDENT AUDITORS	8
Resignation of Former Auditor	8
Appointment of New Auditors	8
Principal Accounting Fees and Services of Former Auditors	9
Audit Committee Pre-Approval Policies and Procedures	10
PROPOSAL 2 - RATIFICATION, CONFIRMATION AND APPROVAL OF THE OPTION GRANT TO MR AVNER RAZ TO PURCHASE UP TO 425,000 ORDINARY SHARES OF THE COMPANY	10
SECURITY OWNERSHIP OF CERTION BENEFICIAL QWNERS AND MANAGEMENT	11
Section 16(a) Beneficial Ownership Reporting Compliance	12
EXECUTIVE COMPENSATION	13
Option/SAR Grants in Last Fiscal Year	14
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	15
Directors' Compensation	16
Employment Agreements, Termination Provisions and Change in Control Provisions	16
Employment Agreement with Mr Avner Raz	16
Employment Agreement with Mr Kevin Morano	17
Employment Agreement with Ms Lauri Hanover	18
Employment Agreement with Mr Alon Maor	18
Employment Agreement with Mr Wade Hampton	19
Employment Agreement with Mr Zhai QiYing	19
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	20
PROPOSALS OF SHAREHOLDERS	20
OTHER BUSINESS	21

QUESTIONS AND ANSWERS

Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this Questions and Answers section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this Proxy Statement, we refer to Lumenis Ltd. as “Lumenis”, the “Company”, “we”, “our”, and “us”.

Q.     WHAT PROPOSALS ARE SHAREHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL GENERAL MEETING?

A.     The shareholders are being asked to ratify the appointment, effective as of August 3, 2004, of Ziv Haft Certified Public Accountants (Isr.), a BDO member firm (“BDO Ziv Haft”), as the Company’s independent auditors until the next Annual General Meeting of Shareholders, to audit the consolidated financial statements of the Company and its subsidiaries and provide any related work and services, and to authorize the Audit Committee and the Board of Directors of the Company to determine the level of compensation of the independent auditors. In addition, the shareholders are being asked to ratify, confirm and approve the grant to Mr. Avner Raz, the Company’s President and Chief Executive Officer, of options to purchase up to 425,000 Ordinary Shares of the Company, under the Company’s 2003 Israel Option Plan.

Q.    WHY IS LUMENIS SEEKING SHAREHOLDER RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS?

A.     The appointment of BDO Ziv Haft followed the resignation, on May 5, 2004, of Brightman Almagor & Co. (Deloitte Touche Tohmatsu) (“Deloitte”), as the independent auditors of the Company. In light of such resignation, the Audit Committee and the Board of Directors have appointed, subject to ratification by shareholders, BDO Ziv Haft to serve as the Company’s independent auditors.

        Under the Israeli Companies Law, 1999-5759 (“Companies Law”), which primarily governs the corporate matters of the Company, the shareholders of a company are generally given the responsibility of appointing a company’s independent auditors. Accordingly, the appointment of BDO Ziv Haft by the Audit Committee and the Board of Directors is being submitted for ratification by the Company’s shareholders.

Q.     WHY ARE THE SHAREHOLDERS BEING ASKED TO RATIFY AND APPROVE THE GRANT OF OPTIONS TO AVNER RAZ?

A.     The options were granted to Mr. Raz, the Company’s President and Chief Executive Officer, pursuant to the Company’s 2003 Israel Option Plan which had been approved by the shareholders at the 2003 Annual General Meeting of Shareholders. However, under the Companies Law, if a company’s director is engaged by the company in an additional role or position, the terms of such additional engagement, and any change in them, must be approved by the company’s shareholders after the company’s audit committee and board of directors have given their approval. Accordingly, the Company is submitting for ratification, approval and confirmation by its shareholders, the grant of options to purchase the Company’s Ordinary Shares to Mr. Avner Raz, the Company’s President and Chief Executive Officer, who serves as a director in the Company.

Q.     WHO IS ENTITLED TO VOTE?

A.     Pursuant to the Companies Law, each shareholder of record of an Israeli public company, including a company whose shares are traded on an exchange located outside of Israel, is entitled to receive prior notice of a General Meeting at least 21 days before the date of the meeting, unless the company’s articles of association provide that such notice need not be sent. The Company has set the close of business on September 23, 2004 as the record date for shareholders entitled to notice of, and to vote at, this Special General Meeting.

Q.     HOW DO I VOTE BEFORE THE SPECIAL GENERAL MEETING?

A.     You have three voting options:

—	Over the Internet, which Lumenis encourages if you have Internet access, at the address shown on your proxy card;

—	By facsimile, through the number shown on your proxy card by completing, signing and sending the enclosed proxy card; or

—	By mail, by completing, signing and returning the enclosed proxy card.

Q.     MAY I VOTE AT THE SPECIAL GENERAL MEETING?

A.     You may vote by attending in person at the Special General Meeting and filling out and submitting the written ballot.

Q.     MAY I CHANGE MY MIND AT THE SPECIAL GENERAL MEETING?

A.     A shareholder may revoke any proxy which has been received by the Company from such shareholder, by delivering to the Company a written notice canceling the proxy or appointing a different proxy, prior to or at the Special General Meeting. A Shareholder’s proxy will also be revoked upon receipt by the Chairman of the Special General Meeting of written notice from such shareholder of the revocation of such shareholder’s proxy or by voting in person at the Special General Meeting.

Q.     IF I HOLD SHARES THROUGH A BROKER, HOW DO I VOTE THEM?

A.     Your broker generally has discretionary power to vote shares held for you on the proposals being presented at the Special General Meeting, but should have forwarded instructions to you regarding the manner in which you may direct your broker as to how you would like your shares to be voted. If you have not received these instructions or have questions about them, you should contact your broker directly.

Q.     WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

A.     Proxies that are signed and returned but do not contain instructions will be voted FOR the proposals in this proxy statement. Abstentions and broker non-votes with respect to a certain matter will be treated as neither a vote “for” nor a vote “against” such matter, although they will be counted in determining if a quorum is present.

Q.     HOW MAY I ATTEND THE SPECIAL GENERAL MEETING?

A.     The Special General Meeting is open to all of Lumenis’ shareholders. The Meeting will be held on October 22, 2004, at 9:00 a.m. local time, at the offices of Moses & Singer LLP, 1301 Avenue of the Americas, 40th floor, New York, NY 10019.

Q.     MAY SHAREHOLDERS ASK QUESTIONS AT THE SPECIAL GENERAL MEETING?

A.     Yes. Members of Lumenis’ Board of Directors and other officers will answer shareholders’ questions regarding the proposals at the Special General Meeting.

Q.     HOW MANY VOTES MUST BE PRESENT TO HOLD THE SPECIAL GENERAL MEETING?

A.     The Company’s Articles of Association provide that the presence in person or by proxy of two or more persons holding at least 33-1/3% of the issued and outstanding Ordinary Shares of the Company is necessary to constitute a quorum and to hold the Special General Meeting. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or any time and place as the Chairman of the meeting may determine with the consent of the holders of a majority of the voting power represented at the meeting voting on the question of adjournment. At such reconvened meeting, the required quorum consists of any two or more shareholders present in person or by proxy.

        On each matter submitted to shareholders for consideration at the Special General Meeting, only Ordinary Shares that are voted on such matter will be counted towards determining whether such matter is approved by the shareholders. Ordinary Shares present at the Special General Meeting that are not voted on a particular matter or Ordinary Shares present by proxy where the shareholder properly withheld authority to vote on such matter (including broker non-votes) will not be counted in determining whether such matter is approved by the shareholders. A broker non-vote occurs when a nominee holding Ordinary Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. On all matters considered at the Special General Meeting, abstentions and broker non-votes with respect to a certain matter will be treated as neither a vote “for” nor a vote “against” such matter, although they will be counted as present in determining if a quorum is present.

Q.     WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A.    The affirmative vote of the holders of a majority of the Ordinary Shares present and voting at the Special General Meeting in person or by proxy is required to approve the proposals specified in this Proxy Statement

Q.     WHO WILL COUNT THE VOTES?

A.     A representative of MacKenzie Partners Inc. will count and tabulate the votes and act as the inspector of election.

LUMENIS LTD.

SPECIAL GENERAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

        This Proxy Statement is being furnished to holders of Ordinary Shares, par value NIS 0.10 (“Ordinary Shares”), of Lumenis Ltd., an Israeli corporation (“Lumenis” or the “Company”), with its principal executive offices at Yokneam Industrial Park, P.O.Box 240, Yokneam, Israel 20692, in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Special General Meeting of Shareholders of the Company to be held on October 22, 2004, at 9:00 a.m., at the offices of Moses & Singer LLP, 1301 Avenue of the Americas, 40th floor, New York, NY 10019, and at any adjournment or adjournments thereof (the “Special General Meeting”). This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about September 24, 2004. There were approximately 36,947,814 Ordinary Shares outstanding at the close of business on September 2, 2004, with each share entitled to one vote per share on each matter submitted to shareholders for consideration at the Special General Meeting.

         The Proxy

        Kevin Morano and Lauri Hanover have been nominated as proxies by the Board of Directors of the Company with respect to the matters to be voted upon at the Special General Meeting.

        All Ordinary Shares represented by properly executed proxies received prior to or at the Special General Meeting, and not revoked prior to the Special General Meeting in accordance with the procedureset forth in this Proxy Statement, will be voted as specified in the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted in accordance with the recommendation of the Board of Directors contained in this Proxy Statement and, in the discretion of the persons named in the proxy, on such other matters as may properly come before the Special General Meeting.

        A shareholder may revoke such shareholder’s proxy by delivering to the Company, subsequent to receipt by the Company of such shareholder’s proxy a written notice canceling the proxy or appointing a different proxy, or a subsequently dated proxy prior to or at the Special General Meeting. A Shareholder’s proxy will also be revoked upon receipt by the Chairman of the Special General Meeting of written notice from such shareholder of the revocation of such shareholder’s proxy, receipt by the Company of a subsequently dated proxy at the Special General Meeting or by voting in person at the Special General Meeting.

         Shareholders Entitled to Vote

        Pursuant to the Companies Law and the Company’s Articles of Association, each shareholder of record in an Israeli public company, including a company whose shares are traded on an exchange located outside of Israel, is entitled to receive prior notice of a General Meeting at least 21 days before the date of the meeting. The Company has set the close of business on September 23, 2004 as the record date for shareholders entitled to notice of, and to vote at, the Special General Meeting (the “Record Date”).

         Quorum; Required Vote

        The Company’s Articles of Association provide that the presence in person or by proxy of two or more persons holding at least 33 1/3% of the issued and outstanding Ordinary Shares of the Company is necessary to constitute a quorum and is necessary to hold the Special General Meeting. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or any time and place as the Chairman of the meeting may determine with the consent of the holders of a majority of the voting power represented at the meeting and voting on the question of adjournment. At such reconvened meeting, the required quorum consists of any two or more shareholders present in person or by proxy.

        The affirmative vote of the holders of a majority of the Ordinary Shares present and voting at the Special General Meeting in person or by proxy is required to approve the proposals specified in this Proxy Statement.

        On each matter submitted to shareholders for consideration at the Special General Meeting, only Ordinary Shares that are voted on such matter will be counted towards determining whether such matter is approved by shareholders. Ordinary Shares present at the Special General Meeting that are not voted on a particular matter or Ordinary Shares present by proxy where the shareholder properly withheld authority to vote on such matter (including broker non-votes), will not be counted in determining whether such matter is approved by shareholders. Shareholders will not be allowed to cumulate their votes.

        A broker non-vote occurs when a nominee holding Ordinary Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. On all matters considered at the Special General Meeting, abstentions and broker non-votes will be treated as neither a vote “for” nor “against” the matter, although they will be counted as present in determining if a quorum is present.

        The shareholders of the Company are not entitled to rights of appraisal or similar dissenters rights with respect to any matter to be acted upon at the Special General Meeting.

         Proxy Solicitation

        This solicitation is being made by the Company. The Company will bear the costs of solicitation of proxies for the Special General Meeting. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from shareholders by telegram, electronic mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Ordinary Shares held of record by them, and such custodians will be reimbursed for their reasonable expenses. The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately US $4,000 plus reimbursement of certain out-of-pocket expenses.

         Shareholder Duties

        Under the Companies Law, a shareholder of an Israeli company has a general duty to act in good faith towards the company and towards the company’s other shareholders and to refrain from abusing his, her or its power in the company. This duty extends also to voting in the General Meeting of Shareholders on the following matters: any amendment to the articles of association; an increase of the company’s authorized share capital; a merger; and approval of some of the acts and transactions which require shareholder approval under the Companies Law. In addition, a shareholder has the general duty to refrain from depriving other shareholders of their rights. Furthermore, any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder that is empowered by the articles of association to appoint an office holder in a company, is under a duty to act in fairness towards the company. The Companies Law does not describe the substance of these duties.

PROPOSAL 1 – RATIFICATION OF THE APPOINTMENT OF BDO ZIV HAFT AS THE COMPANY’S INDEPENDENT AUDITORS

        The shareholders are being asked to ratify the appointment by the Audit Committee, effective as of August 3, 2004, of Ziv Haft Certified Public Accountants (Isr.), a BDO member firm (“BDO Ziv Haft”), as the Company’s independent auditors until the next Annual General Meeting of Shareholders, to audit the consolidated financial statements of the Company and its subsidiaries and provide any related work and services, and to authorize the Audit Committee and the Board of Directors to determine the level of compensation of the independent auditors. The appointment of BDO Ziv Haft shall also include the appointment of its affiliate BDO Seidman LLP, to the extent appropriate.

        The appointment of BDO Ziv Haft followed the resignation of the Company’s former auditors, as more fully described herein.

        Resignation of Former Auditors

        On May 5, 2004, Brightman Almagor & Co. (Deloitte Touche Tohmatsu) (“Deloitte”), the Company’s independent auditors for fiscal year 2003, informed the Company that Deloitte was resigning from its position as the independent auditors of Lumenis, effective as of such date. Following such resignation, the Company filed with the Securities & Exchange Commission a Current Report on Form 8-K reporting such resignation and providing the information required under Item 304 of Regulation S-K. A copy of the Form 8-K, including, as an exhibit thereto, a letter from the former auditor with respect thereto, is attached as Annex A to this proxy statement and is incorporated herein by reference.

        Appointment of New Auditors

        Effective August 3, 2004, the Audit Committee and the Board of Directors, appointed, subject to ratification by shareholders in accordance with Israeli law, BDO Ziv Haft as the Company’s independent auditors. Representatives of BDO Ziv Haft are not expected to be present at the Special General Meeting.

        No Prior Relationship. During the years ended December 31, 2002 and 2003, and the subsequent interim period from January 1, 2004 through August 3,2004, neither the Company, nor anyone on its behalf, consulted with BDO Ziv Haft regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report or oral advice was provided that BDO Ziv Haft concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined at Item 304(a)(1)(iv) or a reportable event as defined at Item 304 (a)(1)(v) of Regulation S-K.

        The Company, however, made available to BDO Ziv Haft for their review, among other things, the results of the Company’s previously announced internal investigation, a summary of which were described in a press release issued by the Company on May 3, 2004, and information concerning matters identified by the Company’s previous auditors as a reportable condition.

        Principal Accounting Fees and Services of Former Auditor

         The aggregate fees billed for professional services provided to the Company by Deloitte in US Dollars for the fiscal years ended December 31, 2003 and December 31, 2002 were as follows:

	2003		2002

Audit Fees	US $	593,928	US $	761,028
Tax Fees		312,156		373,237
All Other Fees		100,000		38,624
Total	US $	1,006,084	US $	1,172,889

         Audit Fees represent fees for professional services performed in connection with the audit of the Company’s annual financial statements and the review of the quarterly reports on Form 10-Q and registration statements filed with the SEC.

         Tax Fees were for professional services performed with respect to tax filings, tax compliance, tax advice and tax planning services.

        All Other Fees represent fees for services relating to the Securities and Exchange Commission investigation of the Company, and fees for a business report concerning one of the Company’s business activities.

        Audit Committee Pre-Approval Policies and Procedures

         The Company determines and communicates its need for specific additional services to be provided by its independent auditors for which advance approval of the Audit Committee is requested. The Audit Committee reviews and considers each request on an as-needed basis and, if it so determines, approves such services. In accordance with this policy, the Audit Committee has approved the non-audit fees listed in the table above.

        The Board of Directors recommends a vote FOR the ratification of the appointment of BDO Ziv Haft as the Company’s independent auditors until the next Annual General Meeting of Shareholders, to audit the consolidated financial statements of the Company and its subsidiaries and provide any related work and services, and of the authorization of the Audit Committee and the Board of Directors to determine the level of compensation of the independent auditors.

        An affirmative vote of a majority of the Ordinary Shares present and voting on the proposal at the Special General Meeting in person or by proxy is required for the approval of this Proposal.

PROPOSAL 2 - RATIFICATION, CONFIRMATION AND APPROVAL OF THE OPTION GRANT TO MR. AVNER RAZ TO PURCHASE UP TO 425,000 ORDINARY SHARES OF THE COMPANY

        Under the Companies Law, the shareholders of a company must approve the terms of an engagement of the company with any of its directors relating to such director’s additional role or position with the company, or any change in these terms. The shareholders’ approval will be required after such terms, or changes in them, were approved by the company’s audit committee and board of directors.

        On April 20, 2004, the Audit Committee and the Board of Directors of the Company granted to Mr. Raz, the Company’s President and Chief Executive Officer, who serves as a director in the Company’s Board of Directors, options to purchase up to 425,000 of the Company’s Ordinary Shares, under the Company’s 2003 Israel Option Plan, subject to shareholder approval of this Proposal. The exercise price is US$1.26 per share, reflecting the closing price of the Company’s Ordinary Shares on the date of grant. The term of the options is eight years from the date of grant, and they will vest over a period of 48 months from the date of grant, in four equal installments of 25% each, at the end of each period of 12 months from the date of grant. Under Mr. Raz’s employment agreement, the options will be accelerated and fully vested if Mr. Raz’s employment is terminated by the Company or, in certain circumstances, by Mr. Raz, and upon a change in control of the Company (as such term is defined in the Company’s 2000 Share Option Plan). For additional information concerning Mr. Raz’s compensation, including with respect to the options described above, see “Executive Compensation” appearing elsewhere herein, including the description of Mr. Raz’s employment agreement.

        The Board of Directors recommends a vote FOR the ratification, confirmation and approval of the option grant to Mr. Raz.

        An affirmative vote of a majority of the Ordinary Shares present and voting on the proposal at the Special General Meeting in person or by proxy is required for the approval of this Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of the Company’s Ordinary Shares as of August 23, 2004, by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Ordinary Shares, (ii) all directors of the Company, (iii) each person who served as the Chief Executive Officer and the four next highest paid executive officers of the Company for the year ended December 31, 2003 (the “Named Officers”), and (iv) all directors and executive officers as a group. The Company had approximately 36,947,814 Ordinary Shares outstanding as of the close of business on August 23, 2004.

        Beneficial ownership of shares is determined under rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. The table below includes the number of shares underlying options that are exercisable within 60 days after August 23, 2004. Ordinary Shares subject to these options are deemed to be outstanding for the purpose of computing the ownership percentage of the person holding these options, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

Beneficial Owner	Shares Owned	Options Exercisable within 60 Days	Total Beneficial Ownership	Percentage Ownership

Capital Research & Management Company (1)	3,758,000	0	3,758,000	10.2
Hermes Investment Management Ltd. (2)	2,950,200	0	2,950,200	8.0
Arie Genger(3)	1,027,105	1,400,000	2,427,105	6.3
SMALLCAP World Fund, Inc.(1)	2,270,000	0	2,270,000	6.1
Bank Hapoalim	0	9,235,300	9,235,300	19.99	(4)
BT Pension Scheme(3)	2,125,000	0	2,125,000	5.7
Barnard Gottstein(5)	2,272,134	0	2,272,134	6.2
Jacob A. Frenkel	22,500	858,500	881,000	2.3
Dr. Shlomo Segev	0	10,000	10,000	*
Alexander Yuhjtman	0	10,000	10,000	*
Avner Raz	5,000	133,336	138,336	*
Leslie Eichner	0	10,000	10,000	*
Robert A. Mintz (6)	58,288	10,000	68,288	*
Darrell S. Rigel	15,000	120,000	135,000	*
Sash A. Spencer	54,000	109,000	163,000	*
Wade Hampton	5,000	50,000	55,000	*
Kevin Morano	120,000	206,667	326,667	*
Alon Maor (7)	10,000	33,334	43,334	*
Zhai QiYing	0	22,326	22,326	*
All directors and executive officers as a group(19)	1,369,893	3,092,098	4,461,991	11.1

*	Less than 1%

(1)	Includes 2,270,000 shares also beneficially owned by SMALLCAP World Fund, Inc. (“World”). The address of each of Capital Research and Management Company (“Capital”) and World is 333 South Hope Street, Los Angeles, California 90071. The joint Schedule 13G submitted by these entities indicates that Capital is a registered investment adviser which is deemed to beneficially own its shares as a result of acting as an investment adviser to various registered investment companies, including World, which has sole voting power over 2,270,000 Ordinary Shares.

(2)	The address of Hermes Investment Management Ltd. (“Hermes”) and BT Pension Scheme (“BT”) is Lloyds Chambers, 1 Portsoken Street, London E1 8HZ. The Schedule 13G submitted indicates that Hermes shares the power to sell or vote the 2,089,725 Ordinary Shares owned by BT and 860,475 Ordinary Shares owned by Royal Mail Pension Plan.

(3)	The address of Mr. Arie Genger is 375 Park Avenue, New York, New York 10152. The 1,027,105 shares include (a) 199,225 shares held directly by Mr. Genger, (b) 822,647 shares held by corporations directly or indirectly controlled by Mr. Genger, which controlled corporations might be deemed to share voting and investment power with Mr. Genger as to these shares, and (c) 5,233 shares beneficially owned by Mr. Genger’s spouse, as to which Mr. Genger disclaims beneficial ownership. The 1,400,000 options include 250,000 options as to which Mr. Genger has transferred the economic interest to a third party.

(4)	The Option Agreement between Bank Hapoalim and the Company, dated as of November 19, 2003, was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, which contained the Company’s un-audited financial reports for such period.

(5)	The address of Mr. Gottstein is 550 West 7th Avenue, Suite 1540, Anchorage, Alaska 99501.

(6)	Includes (a) 20,300 shares held directly by Mr. Mintz, (b) 14,000 shares held through Robert A. Mintz Family Trust, in which Mr. Mintz is a beneficiary and trustee, (c) 13, 988 shares held through Sandra L. & Robert A. Mintz Family Trust #2, in which Mr. Mintz is neither a beneficiary nor a trustee, and (d) 10,000 shares held through Inlet Bluffs, LLC, in which Mr. Mintz is a Member with an 80% ownership interest.

(7)	Based on the information the Company had on August 22, 2003. Mr. Maor is no longer an employee of the Company and the Company does not have any updated information regarding Mr. Maor’s share holding.

        Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that the Company’s directors and executive officers, and holders of more than 10% of the Company’s outstanding Ordinary Shares, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Ordinary Shares. The Company believes that during the fiscal year ended December 31, 2003, its directors, executive officers, and holders of more than 10% of its Ordinary Shares complied with the filing requirements of Section 16(a). In making this statement, the Company has relied solely on a review of copies of reports filed under Section 16(a) furnished to the Company and on the written representations of its directors and executive officers.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning total compensation earned in US Dollars by the Named Officers during the fiscal years indicated for services rendered to the Company and its subsidiaries.

SUMMARY COMPENSATION TABLE

	Annual Compensation							Long-Term Compensation
Name and Principal Position	Year	Salary US($)		Bonus US($)		Other Annual Compensation US($)(1)		Securities Underlying Options/SARs Granted (#)		All Other Compensation US($)
Avner Raz*	2003	264,974		520,000	(11)	21,447	(2)	400,000
Chief Executive Officer
Arie Genger*	2003	--		--		120,000	(10)	50,000
Interim Chief Executive
Officer
Kevin Morano*	2003	265,261		50,000	(13)	12,103	(12)	296,667	(3)
Executive Vice President,
Chief Financial Officer	2002	198,073		--		--		300,000		--

Alon Maor*	2003	217,133		--		155,232	(4)	147,083	(5)	--
Executive Vice President
Aesthetic Business Unit	2002	200,013		--		135,430	(4)	50,000	(9)	--
	2001	210,459		90,000		306,122	(4)	155,000		--
Wade Hampton*	2003	184,400		25,000		92,723	(6)	150,000		--
Executive Vice President,	2002	104,167	(14)	28,794		--		--
Americas	2001	106,702	(15)	27,212		--		--
Zhai QiYing	2003	138,333		163,928		17,796	(7)	40,250	(8)
Executive Vice President,	2002	108,849		101,356		13,043	(7)	10,800
Asia Pacific Operations	2001	58,037		125,336		7,246	(7)	41,000

*	Mr. Raz joined the Company on June 20, 2003. Mr. Morano joined the Company on March 3, 2002. Mr. Hampton joined the Company in May 2001 and left in November 2001, and rejoined the Company on February 3, 2003.

Mr. A.Genger served as the Company’s interim CEO from January 1, 2003 until June 19, 2003, and currently serves as the Vice Chairman of the Board of Directors.

Mr. Maor’s employment agreement was terminated on December 31, 2003.

Mr. QiYing joined the Company on May 1, 2001.

(1)	Does not include perquisites or other personal benefits, securities or property, the aggregate value of which does not exceed the lesser of US $50,000 or 10% of the Named Officer’s salary and bonus.

(2)	Includes US $10,765 car allowance and US $10,682 for Management Fund and severance compensation.

(3)	Of which 66,667 options granted in exchange for 200,000 options granted in 2002 as part of options re-pricing plan.

(4)	Includes US $59,235 and US $38,200 for reimbursement for children’s education expenses in 2003 and 2002 respectively, and US $95,999 US $97,230, and US $54,323 for reimbursement relating to housing rent for 2003, 2002 and 2001, respectively. In addition, includes payments for sales commission of US $170,090 for 2001, and US $12,500 as reimbursement of relocation expenses in 2001.

(5)	Of which 47,083 options granted in exchange for 155,000 options granted in 2001 as part of options re-pricing plan. 47,083 options expired on February 2004 due to the termination agreement. 100,000 options will expire on December 31, 2004 if not exercised by then.

(6)	Includes US $89,890 sales commission for 2003 (partly paid during 2004) and US $2,833 car allowance for 2003.

(7)	For reimbursement relating to housing rent.

(8)	Of which 10,250 options granted in exchange for 41,000 options granted in 2001 as part of options re-pricing plan.

(9)	50,000 options expired on February 2004 due to the termination agreement.

(10)	Advisory fee for serving as the Vice Chairman of the Board of Directors.

(11)	Of which US $270,000 were received as a signing bonus in 2003, and US $250,000 as an annual bonus for 2003 received in 2004.

(12)	For Club membership dues.

(13)	2003 annual bonus received in 2004.

(14)	Post termination payments through November 2002.

(15)	Served only part of the year.

        Option/SAR Grants in Last Fiscal Year.

        The following table provides information on options granted to the Named Officers during the last fiscal year pursuant to the Company’s option plans.

        The table also shows, among other data, hypothetical potential gains from options granted in 2003. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of Ordinary Shares from a starting price equal to the exercise price, over the life of the options granted in fiscal year 2003. The assumed rates of growth were selected by the SEC for illustrative purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company’s future performance and prospects. No SARs were granted during the last fiscal year and no SARs are currently outstanding.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price (US $/sh)	Expiration Date	5% (US $)	10% (US $)

Avner Raz	400,000	(2)(5)	11.95%	1.21	5/27/2011	230,134	551,210

Arie Genger	50,000	(2)(11)	1.49%	1.77	5/27/2011	42,255	101,208

Kevin Morano	180,000	(2)(10)	5.38%	1.77	5/12/2011	152,117	364,347
	66,667	(2)(7)	1.99%	1.77	5/12/2011	56,340	134,944
	50,000	(2)(8)	1.49%	1.89	10/27/2011	45,120	108,069

Alon Maor	100,000	(3)(6)	2.99%	1.77	12/31/2004	15,026	30,539
	47,083	(4)(7)	1.41%	1.77	2/29/2004	3,444	6,860

Wade Hampton	50,000	(1)(9)	1.49%	1.20	2/03/2008	16,577	36,631
	100,000	(2)(8)	2.99%	1.89	10/27/2011	90,239	216,138

Zhai QiYing	10,250	(2)(7)	0.31%	1.77	5/12/2011	8,662	20,748
	30,000	(2)(8)	0.90%	1.89	10/27/2011	27,072	64,841

(1)	Options have a term of five years from respective grant dates.

(2)	Options have a term of eight years from respective grant dates.

(3)	Due to termination agreement these options will expire on December 31, 2004.

(4)	Due to termination agreement these options expired on February 29, 2004.

(5)	These options vest in four equal annual installments, starting May 27,2004.

(6)	These options vest in three equal annual installments, starting May 12, 2004.

(7)	These options vest in four semi-annual installments, starting November 12, 2003.

(8)	These options vest in three equal annual installments, starting October 27, 2004.

(9)	These options vest in three equal annual installments, starting February 3, 2004.

(10)	These options vest in two equal annual installments starting May 12, 2004.

(11)	These options are fully exercisable upon grant date of May 27, 2003.

        Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table summarizes for each of the Named Officers option exercises during the 2003 fiscal year, including the aggregate value of gains on the date of exercise, the total number of unexercised options for Ordinary Shares, if any, held at December 31, 2003 and the aggregate number and dollar value of unexercised in-the-money options for Ordinary Shares, if any, held at December 31, 2003. The value of unexercised in-the-money options at fiscal year-end is the difference between the exercise or base price of such options and the fair market value of the underlying Ordinary Shares on December 31, 2003, which was US $1.35 per share. Actual gains, if any, upon exercise will depend on the value of Ordinary Shares on the date of any exercise of options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)(1)		Value of Unexercised In-the-Money Options at Fiscal Year End (US$)(1)
Name	Shares Acquired on Exercise (#)	Value Realized (US$)	Exercisable	Unexercisable	Exercisable	Unexercisable

Avner Raz	---	---	---	400,000	---	400,000
Arie Genger	---	---	1,400,000	---	---	---
Kevin Morano	---	---	50,000	346,667	---	---
Alon Maor	---	---	61,770	135,313	---	---
Wade Hampton	---	---	--	150,000	---	50,000
Zhai QiYing	---	---	6,163	44,887	---	---

(1)	The closing price of the Ordinary Shares on December 31, 2003 was US $1.35 per share.

        Directors’Compensation

        At the 2002 and 2003 Annual General Meetings of Shareholders, the shareholders approved for each director (other than the Chairman and Vice-Chairman), a cash retainer fee for participation in meetings of the Board of Directors or any committee of US $2,500 per calendar quarter. Directors are not entitled to receive any additional per-meeting fee, but will be reimbursed for their reasonable travel and accommodation expenses. In addition, the shareholders approved a future annual option grant of 10,000 options to each director and 50,000 options to each of the Chairman and Vice Chairman of the Board. The Chairman of the Board of Directors, Prof. Frenkel, and the Vice Chairman of the Board of Directors, Mr. Arie Genger, are each entitled to an advisory fee of up to US $120,000 per year. Shareholder approval for the compensation terms of the Company’s directors is sought annually, at the Company’s Annual General Meeting. The Company intends to seek such approval for 2004 when it holds its 2004 Annual General Meeting.

        Employment Agreements, Termination Provisions and Change in Control Provisions

Employment Agreement with Mr. Avner Raz

        Mr. Raz has entered into an employment Agreement with the Company, dated April 24, 2003 (“Raz Agreement”), pursuant to which effective as of June 20, 2003, Mr. Raz was appointed as the Company’s Chief Executive Officer (“Commencement Date”) for a 4-year term (“Term”), and effective from April 28, 2003, Mr. Raz was appointed as a member of the Company’s Board of Directors. Pursuant to the Raz Agreement, Mr. Raz is entitled to an annual base salary of US $530,000. In addition, for 2003, Mr. Raz was entitled to a minimum guaranteed bonus of US $250,000 which was not conditioned on any performance criteria, which was paid in 2004. Mr. Raz was also entitled to an additional bonus, based on the performance criteria as set by the Board of Directors and linked to the performance bonuses payable to the current senior executives of the Company, not exceeding US $250,000. This additional bonus was not paid for 2003. Furthermore, Mr. Raz was entitled to a one-time cash payment of US$270,000 as a signing bonus.

        Mr. Raz was granted on April 24, 2003 options to purchase up to 400,000 of the Company’s Ordinary Shares, which grant was approved at the Company’s 2003 Annual General Meeting. The exercise price of the options is US $1.205 per share, reflecting the 30-day average closing price of the Company’s Ordinary Shares on the NASDAQ prior to the date of grant. The options vest over 48 months as follows: 133,336 options vest at the end of the first 12 months of employment, following which an additional amount of 22,222 options vest at the end of each three month period, consecutively. On April 20, 2004, Mr. Raz was granted options to purchase up to an additional 425,000 Ordinary Shares, subject to shareholder confirmation as set forth in Proposal 2 above – “Ratification, Confirmation and Approval of the Option Grant to Mr. Avner Raz to Purchase up to 425,000 Ordinary Shares of the Company”. In addition, the Raz Agreement provides for all benefits, such as Management Insurance Fund, Advance Study Fund and medical and dental insurance, as are generally granted to the Company’s senior executives.

        If the Raz Agreement and Mr. Raz’s employment are terminated by (i) the Company (ii) by Mr. Raz if the Company files for bankruptcy, becomes or is declared insolvent or due to a change in control (as such term is defined in the Company’s 2000 Share Option Plan) or (iii) by Mr. Raz upon a material deterioration in his employment terms, Mr. Raz will be entitled to a sum equal to the compensation (including bonuses and other benefits) that he would have been paid if he had continued working for the Company for the full Term. In addition, all previously unvested options shall be accelerated and fully vest.

        The Company’s monetary undertakings under the Raz Agreement are secured by a bank guarantee issued by Bank Hapoalim B.M. in the initial amount of US$3,000,000. The amount of the guarantee declines over time as follows: on June 20, 2004, the guaranteed amount was reduced by US$800,000. Thereafter, the guaranteed amount will be reduced by US$733,333 on June 30, 2005, 2006 and 2007 and the guarantee will terminate on August 5, 2007.

        The Raz Agreement also includes confidentiality and non-competition provisions.

        For information regarding Mr. Raz’s security ownership, see “Security Ownership of Certain Beneficial Owners and Management” herein.

Employment Agreement with Mr. Kevin Morano

        Mr. Morano has entered into an employment agreement with the Company and Lumenis Inc., dated as of January 21, 2003, effective as of March 1, 2002 (the “Morano Agreement”). The Morano Agreement is terminable at the option of either party upon 90 days prior notice. Pursuant to the Morano Agreement, Mr. Morano served as the Chief Financial Officer of the Company and Lumenis Inc. The Morano Agreement provided for an annual base salary of US $250,000, to be reviewed from time to time by the CEO. The base salary was later increased to US $300,000. In addition, Mr. Morano is entitled to a bonus equal to 100% of his annual base salary if 100% of targets are met, and received a bonus of US $50,000 for 2003. The Morano Agreement provides for all benefits, such as life insurance, medical and dental insurance, disability insurance, certain saving programs and participation in the Company’s 401K plan, as are generally granted to the Company’s senior executives. The Morano Agreement also includes confidentiality and non-competition terms and conditions.

        An addendum to the Morano Agreement was entered into on March 22, 2004 (the “Morano Addendum”). Pursuant to the Morano Addendum, Mr. Morano serves, effective August 1, 2004, as the Company’s and Lumenis Inc. Senior Vice President for Marketing and Business Development, under the same salary and benefits provided in the Morano Agreement.

        Under the Morano Addendum, in case of termination of employment by the Company other than for cause; an event of change of control (as such term is defined in the Company’s 2000 Share Option Plan) of the Company; a mutual decision by the parties that Mr. Morano is not suitable to perform his duties; or if Mr. Morano resigns following the Audit Committee’s determination that Mr. Morano’s duties are materially diminished, he is required to relocate, or payments and benefits to him are reduced, then (1) the Company and Lumenis Inc. shall pay Mr. Morano his base salary and all employment and fringe benefits, for the period from date of such termination through April 20, 2007, as well as a participation bonus for the period of employment during the calendar year in which termination occurs and for which bonus is granted; and (2) all options granted to Mr. Morano during the course of employment, whether vested or unvested, will become immediately vested and will remain exercisable for the remaining lifetime of the options in accordance with the Share Option Plan.

        The Addendum further provides that the term “cause” with respect to a termination of Mr. Morano’s employment by the Company, shall not include any event related to Mr. Morano’s service as the Company’s Chief Financial Officer, provided such event does not involve Mr. Morano’s performance of a criminal felony resulting in a personal financial benefit.

        For information regarding Mr. Morano’s security ownership, see “Security Ownership of Certain Beneficial Owners and Management” herein.

Employment Agreement with Ms. Lauri Hanover

        Ms. Hanover has entered into an employment agreement with the Company, dated April 20, 2004, which became effective as of August 1, 2004 (the “Hanover Agreement”). Pursuant to the Hanover Agreement, Ms. Hanover serves as the Chief Financial Officer of the Company. The Hanover Agreement is terminable at the option of either party upon 90 days prior notice. In the event of termination of Ms. Hanover’s employment by the Company, Ms. Hanover will be entitled to base salary payments and benefits, as follows: (i) during the prior notice period, (ii) a lump sum severance payment pursuant to the Israeli Severance Payment Law, 5723-1963, (iii) base salary and benefits for a 12-months period, and (iv) a participation bonus pro rata for the period for which she was employed in the Company during the calendar year in which termination occurs and for which bonus is granted. The Hanover Agreement provides for an annual base salary of $250,000, to be reviewed from time to time by the Company. In addition, Ms. Hanover is entitled to a bonus equal to 100% of her annual base salary if 100% of targets are met. Ms. Hanover was granted options to purchase 100,000 Ordinary Shares, exercisable in four equal installments every anniversary following the date of grant, with the first installment vesting on April 20, 2005. The Hanover Agreement further provides for future grants of options as shall be determined by the Company. The Hanover Agreement provides for all benefits, such as life insurance, medical insurance, disability insurance, certain saving programs, as are generally granted to the Company’s senior executives. The Hanover Agreement also includes confidentiality and non-competition terms and conditions.

Employment Agreement with Mr. Alon Maor

        Effective August 3, 2001, the Company entered into an employment agreement with Mr. Alon Maor (the “Maor Agreement”) pursuant to which Mr. Maor served as Executive Vice President of the Aesthetic Business Unit. The Maor Agreement is terminable by either party upon the provision of six-months’ prior notice, and otherwise terminates three years after the effective date. Following the Company’s notice of termination, the Maor Agreement was terminated on December 31, 2003.

        Pursuant to the Maor Agreement, Mr. Maor received in 2003 an annual base salary in the amount of US $200,000, an annual housing allowance equal to his actual rent, but subject to an annual maximum of US $96,000, an annual allowance for the education of his children from pre-school through high school (subject to a tax gross up), and all benefits, such as life insurance, medical and dental insurance disability insurance, and certain saving programs, as were granted to the Company’s senior executive officers.

        In addition, Mr. Maor was to be awarded an annual bonus of 90% of his annual base salary payment if the Aesthetic Business Unit met certain annual targets mutually agreed upon by the Chief Executive Officer and Mr. Maor. The Maor Agreement further provided that if achievement of the goals exceeded or was less than 100%, the percentage of base salary to be paid as bonus would correspondingly be increased in excess of or decreased below the set 90%. No annual bonus was paid in 2003.

        The Maor Agreement also included confidentiality and non-competition terms and conditions.

        As part of the termination of the Maor Agreement, Mr. Maor is entitled to nine-months’ salary payments following the date of termination.

        For information regarding Mr. Maor’s security ownership, see “Security Ownership of Certain Beneficial Owners and Management” herein.

Employment Agreement with Mr. Wade Hampton

        Mr. Wade Hampton first joined the Company in May 2001 and left in November of that year. Effective February 3, 2003, Mr. Wade Hampton rejoined the Company as Vice President of Americas Sales for Medical Business (Ophthalmic, Surgical and Refractive). In this position, Mr. Hampton received an annual base salary in the amount of US $170,000 and was entitled to a performance-based bonus of US $70,000 and a retention payment of US $40,000. Mr. Wade also received a US $25,000 one-time signing bonus. On February 3, 2003, the Company granted Mr. Hampton an option to purchase 50,000 Ordinary Shares of the Company, with an exercise price equal to the closing price of the Company’s Ordinary Shares on the date of grant of US $1.20. The options expire on February 3, 2008, and vest over three years, in three equal installments on each anniversary of their grant. On November 11, 2003, Mr. Hampton’s employment terms were amended and his annual salary was increased to US $236,000. The annual bonus was increased to US $118,000, subject to achievement of certain performance targets and other criteria. In addition, the Company granted Mr. Hampton additional options to purchase up to 100,000 Ordinary Shares under the 2000 Share Option Plan, at an exercise price of US $1.89. The term of the options is eight years from the date of grant, with a post termination exercise period of 90 days. The options vest in three equal annual installments, commencing on October 27, 2004 and thereafter on the first and second anniversaries following such date.

        For information regarding Mr. Hampton’s security ownership, see “Security Ownership of Certain Beneficial Owners and Management” herein.

Employment Agreement with Mr. Zhai QiYing

        Effective on May 1, 2003, Mr. Zhai QiYing entered into an employment agreement with the Company (the “QiYing Agreement”). Pursuant to the QiYing Agreement, Mr. QiYing serves as the Vice President for China and APAC Sales and Service of the Company. The QiYing Agreement provides for an annual base salary of US $150,000. In addition, Mr. QiYing is entitled to a bonus equal to total amount of US$160,000 subject to achievement of certain revenue and expenses targets as per the approved budget for China and APAC, as well as on the Company meeting its financial targets. On May 12, 2003, the Company granted Mr. QiYing options to purchase up to 10,250 of the Company’s Ordinary Shares at an exercise price of US $1.77 per share. The term of the options is eight years from the date of grant with a post termination exercise period of 90 days. The options vest in four semi-annual installments, starting on November 12, 2003. In addition, on October 27, 2003, Mr. QiYing was granted options to purchase up to 30,000 of the Company’s Ordinary Shares at an exercise price of US $1.89 per share. The term of the options is eight years from the date of grant with a post termination exercise period of 90 days. The options vest in three equal annual installments, commencing on October 27, 2004.

        For information regarding Mr. QiYing’s security ownership, see “Security Ownership of Certain Beneficial Owners and Management” herein.

        Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        No member of the Board (which during 2003 and 2004 determined and determines executive compensation for the Company) is currently, or was at any time during the fiscal year ended December 31, 2003, an officer or employee of the Company, other than (i) Mr. Raz who serves, effective as of June 20, 2003 as the Company’s President and Chief Executive Officer (See description of Mr. Raz’s employment terms as Company’s President and Chief Executive Officer under “Employment Agreements, Termination Provisions and Change in Control Provisions” herein); (ii) Mr. Arie Genger who served as interim Chief Executive Officer from January 1, 2003 until June 19, 2003, and (iii) Dr. Darrell Rigel, a director, evaluates for the Company some of its products and applications, for the purpose of providing the Company with information on the use of its equipment by its physician customers and for use in developing new products or applications. The Company also pays Dr. Rigel US $2,000 per each Medical Advisory Group meeting which he chairs, plus expenses. The arrangement with Dr. Rigel was approved in the 2003 Annual General Meeting of Shareholders. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company’s Board of Directors.

PROPOSALS OF SHAREHOLDERS

        Under Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), any shareholder of the Company who intends to present a proposal at the next Annual General Meeting of Shareholders and who wishes the proposal to be included in the Proxy Statement for such meeting must submit the proposal in writing to the Secretary of the Company, at the principal executive offices of the Company. The proposal must be received a reasonable period prior to the printing and mailing of the Company’s proxy materials for the meeting. The Company will announce the deadline for submission of such proposals in either a Current Report on Form 8-K or a Quarterly Report on Form 10-Q.

        Shareholders who do not desire to comply with the requirements of Rule 14a-8, must satisfy the requirements of the Companies Law in order to have a proposal presented at the Annual General Meeting. Under the Companies Law, only shareholders who hold at least one percent (1%) of the outstanding voting rights are entitled to request that the Board of Directors of the Company include a proposal, at a future shareholders meeting, provided that such proposal is appropriate to be discussed at such meeting.

        Rule 14a-4(c) of the Exchange Act governs the Company’s use of its discretionary proxy voting authority with respect to a matter that is not addressed in the Company’s Proxy Statement for an Annual General Meeting of Shareholders. Rule 14a-4(c) provides that if the Company does not know, a reasonable time before the mailing of its proxy materials for the meeting, that a matter is to be presented at the meeting, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

OTHER BUSINESS

        The Board of Directors of the Company is not aware of any other matters that may be presented at the Special General Meeting other than those mentioned in the attached Company’s Notice of Special General Meeting of Shareholders. If any other matters do properly come before the Special General Meeting, it is intended that the persons named as proxies will vote, pursuant to their discretionary authority, according to their best judgment in the interests of the Company.

By Order of the Board of Directors, —————————————— Avner Raz President and Chief Executive Officer

Yokneam, Israel

September 24, 2004

SPECIAL GENERAL MEETING OF SHAREHOLDERS OF

LUMENIS LTD.

October 22, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

”  Please detach along perforated line and mail in the envelope provided. ”

■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			FOR	AGAINST	ABSTAIN
1.

To ratify the appointment of Ziv Haft Certified Public Accountants (Isr.), a BDO member firm (“BDO Ziv Haft”), as the Company’s independent auditors until the next Annual General Meeting of Shareholders, to audit the consolidated financial statements of the Company and its subsidiaries and provide any related work and services, and to authorize the Audit Committee and Board of Directors of the Company to determine the level of compensation of the independent auditors.

			☐	☐	☐

	2.	To ratify, confirm and approve the grant to Avner Raz of options to purchase up to 425,000 Ordinary Shares of the Company.	☐	☐	☐

3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL GENERAL MEETING OF SHAREHOLDERS AND ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ý	■

LUMENIS LTD.
Yokneam Industrial Park, P.O.Box 240, Yokneam 20692
October 22, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby acknowledges receipt of the Notice of Special General Meeting of Shareholders and the accompanying Proxy Statement for the 2004 Special General Meeting of Shareholders, revokes all prior proxies, and hereby appoints Kevin Morano and Lauri Hanover, and each of them acting alone, as attorneys, agents and proxies of the undersigned, each with the power to appoint and substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the Ordinary Shares of Lumenis Ltd., (the “Company”) held of record by the undersigned on September 23, 2004 at the 2004 Special General Meeting of Shareholders to be held on October 22, 2004 and at any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED AND IN THE DISCRETION OF THE PROXIES ON ALL SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2004 SPECIAL GENERAL MEETING OF SHAREHOLDERS AND ANY AND ALL POSTPONEMENTS AND ADJOURNMENTS THEREOF.

(Continued and to be signed on the reverse side)

■	14475 ■

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 12, 2004 (May 5, 2004)
Date of Report (Date of Earliest Event Reported)

LUMENIS LTD.
(Exact name of Registrant as Specified in Charter)

Israel —————————————— (State or Other Jurisdiction of Incorporation)	0-13012 —————————————— (Commission File Number)	N.A. —————————————— (IRS Employer Identification No.)

P.O. Box 240, Yokneam, Israel —————————————— (Address of Principal Executive Offices)	20692 —————————————— (Zip Code)

Registrant’s telephone number, including area code: 972-4-959-9000

N/A —————————————————————————————— (Former Name or Former Address, if Changed Since Last Report)

Lumenis Ltd. Is filing this amendment to its Current Report on Form 8-K, that was filed with the Securities & Exchange Commission to amend and restate Items 4 and 7 thereof.

Item 4.	Changes in Registrant’s Certifying Accountant.

        On May 5, 2004, Brightman Almagor & Co. (Deloitte Touche Tohmatsu) (“Deloitte”) informed Lumenis Ltd. (“Lumenis” or the “Company”) that Deloitte was resigning from its position as the independent auditors of Lumenis, effective as of such date. A copy of the letter that Deloitte sent to Lumenis confirming Deloitte’s resignation is attached to this Form 8-K as Exhibit 99.1.

        Background: Toward the end of the third quarter of 2003, following the deposition by the Securities and Exchange Commission (the “SEC”) of a person who had been a member of Deloitte’s U.S. audit team taken in connection with the then ongoing investigation by the SEC, Deloitte sent a letter to the Audit Committee expressing concern that certain payment and other terms regarding one of the Company’s distributors may not have been disclosed to Deloitte, and asking that the Audit Committee conduct an independent investigation into the Company’s relationship with, and accounting treatment and disclosures related to, that distributor. Deloitte indicated that it would need to evaluate the results of such investigation prior to conducting any further review or audit of the Company’s financial statements. In light of this, Deloitte has not reviewed the interim financial statements included in the Company’s most recently filed Quarterly Report on Form 10-Q , as required pursuant to Rule 10-01(d) of the SEC’s Regulation S-X, nor has it audited the Company’s financial statements for the year ended December 31, 2003.

        Following receipt of the letter from Deloitte, the Audit Committee retained the law firm of Debevoise & Plimpton LLP (“Debevoise”) to conduct an internal investigation which initially focused on accounting and disclosure issues related to the Company’s relationship with one of its domestic distributors. Subsequently, at the request of Deloitte, the scope of the investigation was expanded to include a comprehensive review of the Company’s revenue recognition practices during 2002 and 2003, as well as certain transactions recorded in 2001. A forensic auditor was also retained by Debevoise to assist in the investigation.

        The Audit Committee received the Report of Debevoise & Plimpton LLP to the Audit Committee of Lumenis Ltd. (the “Report”) and, thereafter, shared the Report with Deloitte. A summary of the initial results of the investigation as reflected in the Report was provided by the Company in a press release dated May 3, 2004. As described in greater detail in that release, the Report concluded that the timing of the Company’s revenue recognition was inappropriate with respect to certain identified transactions.

        After reviewing the Report, Deloitte advised the Company that it had concluded that it was no longer willing to rely on representations from the Company’s Chief Financial Officer and certain other financial personnel. Deloitte also indicated its belief that a more comprehensive review of transactions in 2001, as well as certain transactions involving the Company’s Opus Dent subsidiary, was still required. In addition, Deloitte noted that, in its view, the Report contained inaccuracies regarding references to Deloitte and its personnel. Deloitte did not specify the nature of the inaccuracies.

        As described in the Company’s May 3rd press release, the Company had indicated to Deloitte that it would be taking further investigative steps, including a more comprehensive review of transactions recorded in the Company’s fiscal year ended December 31, 2001, and that it would be reorganizing certain of its financial reporting functions. In that connection and as described in the Company’s May 3rd press release, Deloitte had previously advised the Company that it would not be in a position to evaluate whether it would be willing to make any commitment to continue as the Company’s auditor until new financial personnel were in place and the additional investigative steps were completed.

        Previous Reports on Lumenis Financial Statements and Disagreements with the Auditors: The reports of Deloitte on the financial statements of Lumenis for each of the fiscal years ended December 31, 2001 and December 31, 2002 contained no adverse opinions or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, as noted in the Company’s May 3, 2004 press release, transactions recorded in such years have been the subject of the internal investigation and the Company has not made a definitive determination concerning a possible restatement of such years. Deloitte did not audit the Company’s financial statements for the year ended December 31, 2003 or issue an opinion with regard thereto.

        Except to the extent discussed above in this Form 8-K, for the fiscal years ended December 31, 2002 and December 31, 2003 and through the date of this report, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter as such disagreement in its reports on the financial statements for such fiscal years. Nor, except to the extent discussed above in this Form 8-K, were there any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 31, 2002 and December 31, 2003 and through the date of this report. With respect to the matters discussed above in this Form 8-K, the Audit Committee has authorized Deloitte to respond fully to inquiries of any successor accountant.

        Other Information: Lumenis has provided Deloitte a copy of this Form 8-K and requested Deloitte to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein, and, if not, stating the respects in which it does not agree. A copy of the letter received from Deloitte is filed as Exhibit 16.1 hereof.

        The Press Release issued by Lumenis on May 7, 2004 announcing the resignation of Deloitte as Lumenis’ independent auditors is attached as Exhibit 99.2 and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits.

16.1	Letter to the Securities and Exchange Commission From Deloitte, dated May 24, 2004.

99.1	Letter to Lumenis Ltd. From Deloitte, dated May 6, 2004.[1]

99.2	Press Release issued by Lumenis Ltd., dated May 7, 2004.[1]

[1]	Previously filed

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENIS LTD. BY: /s/ Avner Raz —————————————— Avner Raz President and CEO

Dated: May 25, 2004

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter to the Securities and Exchange Commission From Deloitte, dated May 24, 2004.

99.1	Letter to Lumenis Ltd. From Deloitte, dated May 6, 2004.[1]

99.2	Press Release issued by Lumenis Ltd., dated May 7, 2004.[1]

[1]	Previously filed.

Exhibit 16.1

Brightman Almagor 1 Azrieli Center Tel Aviv 67021 P.O.B. 16593, Tel Aviv 61164 Israel
Tel: +972 (3) 608 5555 Fax: +972 (3) 609 4022 info@deloitte.co.il www.deloitte.com

Date: May 24, 2004
Our Ref: 766938

Securities and Exchange Commission
450 5th Street. N.W.
Washington, DC 20549

Re:	Lumenis Ltd.

Dear Sir or Madam:

        This letter is being furnished by Brightman Almagor & Co. (a member firm of Deloitte Touche Tohmatsu) (“Deloitte”) pursuant to Item 304(a) of Regulation S-K of the Securities and Exchange Commission (“SEC”). We have read the Current Report on Form 8-K (“8-K”) filed by Lumenis Ltd. (“Lumenis” or the “Company”) with the SEC on May 12, 2004 (a copy of which is attached hereto) and have the following comments:

1.	We agree with the statements made in the first paragraph.

2.	With respect to the paragraphs under the heading “Background”:

—	We disagree with statements made in the first sentence of the first paragraph. Deloitte first brought certain matters to the attention of the Audit Committee of Lumenis in a letter dated September 24, 2003 and amplified those matters in a conference call on September 25, 2003. The concerns expressed by Deloitte were not limited to accounting and disclosure issues with respect to the Company’s arrangements with one of its distributors; the concerns raised by Deloitte extended to revenue recognition broadly and whether management withheld information or gave incomplete information during the audits or reviews of Lumenis’s consolidated financial statements. While we agree that Deloitte asked the Audit Committee to conduct an independent investigation, we disagree with the description of what Deloitte asked the Committee to investigate. Deloitte stated to the Audit Committee that the investigation should be conducted for the primary purpose of determining whether or not fraudulent financial reporting had occurred and specifically to determine, if such was found, what had occurred, who was responsible and what remedial actions would be necessary.

—	We disagree with the statements made in second sentence of the first paragraph. Deloitte indicated in the September 25, 2003 conference call that it would not perform audit or review services for the Company or be associated with the release of any financial information by the Company until the investigation was completed and Deloitte was satisfied with the resolution of the investigation by the Audit Committee.

—	We agree with the statements made in the third sentence of the first paragraph.

—	We have no basis upon which to agree or disagree with the statements made regarding what Debevoise “initially focused on”. We agree that Debevoise was retained by the Audit Committee to conduct an investigation.

—	We disagree with the statements made in the second sentence of the second paragraph because it is incomplete and inaccurately suggests that the investigation was expanded “subsequently” at the request of Deloitte. We received a report from counsel conducting the investigation on December 4, 2003. Following receipt of that report, Deloitte advised the Audit Committee that the report left open certain fundamental questions and did not address all of the issues that Deloitte had previously raised with the Audit Committee. Specifically, Deloitte described its principal concerns with the report (all of which were consistent with Deloitte’s original request) as follows: (1) the scope of the investigation did not address all of the issues that Deloitte had originally raised nor did the investigation involve an audit or forensic accounting expert; (2) the report did not contain an explicit evaluation of the knowledge or participation by the Company’s management personnel, so that Deloitte could assess whether it was willing or able to rely on representations from such personnel; (3) the report did not address the appropriate accounting for each reviewed transaction or provide an analysis of the financial statement impact of any misstatements; and (4) the report did not contain the conclusions of the Audit Committee with respect to the investigation.

2

—	We agree with the statements made in the third sentence of the second paragraph in that a forensic auditor was hired subsequent to December 4, 2003.

—	We agree with the statements made in the first sentence of the third paragraph in that a second report was reviewed with Deloitte at a meeting held with the Audit Committee Chairman and certain members of the Audit Committee, the Company’s CEO and certain other participants on February 20, 2004.

—	With respect to the statements made in the second and third sentences of the third paragraph, we agree that the Company issued a press release on May 3, 2004. We make no comment as to the accuracy or completeness of the Company’s press release. The press release was issued by the Company without obtaining Deloitte’s permission for the references to Deloitte. We agree that the report reviewed with Deloitte on February 20, 2004 included a conclusion that the timing of the Company’s revenue recognition was inappropriate with respect to certain transactions.

—	We agree with the statements made in the first sentence of the fourth paragraph.

—	We disagree with the statements made in the second sentence of the fourth paragraph. In addition to the matters referred to in this sentence, on March 1, 2004, Deloitte summarized for the Audit Committee certain outstanding matters relating to the investigation that had not yet been completed, including a number of matters that had been raised in previous communications with the Audit Committee.

—	We agree with the statements made in the third sentence of the fourth paragraph.

—	We disagree with the statements made in fourth sentence of the fourth paragraph. Deloitte provided an example of the inaccuracies, indicated that it chose not to use the meeting time with the Company to discuss the details, and the Company did not ask for any further details.

3

—	Excluding the references made to the Company’s May 3, 2004 press release, we agree with the statements made in the fifth paragraph. As previously stated, we make no comment as to the accuracy or completeness of the Company’s May 3, 2004 press release. At the time of Deloitte’s resignation, the investigation by the Audit Committee and the reorganization of the Company’s finance function had not been completed to Deloitte’s satisfaction.

3.	With respect to the paragraphs under the heading “Previous Reports on Lumenis Financial Statements and Disagreements with Auditors”:

—	We agree with the statements made in the first paragraph.

—	We disagree with the statements made in the first sentence of the second paragraph. We did not audit and therefore we did not issue a report on the Company’s financial statements for the year ended December 31, 2003.

—	We disagree with the statements made in the second sentence of the second paragraph. In addition to the matters discussed in the Company’s Form 8-K, we view the following to be reportable events.

1.	An anonymous letter containing certain alleged improper conduct at OpusDent, a subsidiary of the Company, was provided by Deloitte to the Audit Committee for inclusion in the scope of their investigation. At the time of Deloitte’s resignation, this matter had not been resolved to Deloitte’s satisfaction.

2.	With respect to our audit for the year ended December 31, 2002, we issued a management letter describing what we considered to be “Reportable Conditions.” Such findings were communicated to the Audit Committee. The Reportable Conditions related to a lack of written accounting guidance, problems in the Company’s inventory management, inadequate physical control over fixed assets, lack of documentation and training around revenue recognition, and discrepancies in information maintained by the Company and an external service organization that keeps the Company’s stock options plan records.

4

—	We disagree with the statements made in the third sentence of the second paragraph. Deloitte has not received authorization from the Company or its Audit Committee to respond fully to inquiries of any successor accountant with respect to the matters discussed in the Company’s Form 8-K.

4.	With respect to the paragraph under the heading “Other Information”:

—	We agree with the statement made in the first paragraph.

—	With respect to the sentence made in the second paragraph, we agree that the Company issued a press release announcing the resignation of Deloitte on May 7, 2004. We make no comment as to the accuracy or completeness of the Company’s press release.

Yours truly

Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

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